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                                                                    EXHIBIT 10.3


                                                                 1999 Stock Plan
                                                                Option Agreement
                                                             Directors Version 5
                                                      For Use Beginning May 2006


                                TIME WARNER INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



         Time Warner Inc., formerly named AOL Time Warner Inc. (the "Company"), has granted the Optionee an option (the "Option") to purchase shares of its common stock, $.01 par value per share (the "Shares"), on the Date of Grant set forth on the Notice of Grant of Stock Option (the "Notice") that has separately been provided to the Optionee.

         The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code and shall for all purposes be treated as a nonstatutory stock option.

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase the number of Shares set forth in the Notice, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.

         2. EXERCISE PRICE. The exercise price of the Shares covered by this Option shall be as set forth in the Notice, subject to adjustment as provided in the Plan.

         3. VESTING AND EXERCISABILITY. Subject to the terms and conditions set forth in this Agreement and the Plan, so long as the Optionee remains an employee, director or consultant of the Company or an Affiliate, this Option shall vest and become exercisable ratably in four equal annual installments, on each of the first, second, third and fourth anniversaries of the Date of Grant as set forth in the Notice.

         As a condition to the exercise of any Option evidenced by this Agreement, the Optionee agrees to hold, for a period of twelve (12) months following the date of such exercise, a number of Shares issued pursuant to such exercise equal to 75% (rounded down to the nearest whole Share) of the quotient of (A) and (B), where (A) is the product of (1) the number of Shares exercised by the Optionee multiplied by (2) fifty percent (50%) of the excess of the Fair Market Value of a Share on the date of exercise over the exercise price and (B) is the Fair Market Value of a Share on the date of exercise. The holding requirement related to Shares that is established in this Paragraph 3


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shall terminate with respect to the Options evidenced by this Agreement (as well as any Shares issued pursuant to the exercise of such Options) on the first anniversary of the date the Optionee ceases to be a director of the Company.

         4. TERM OF OPTION. Unless earlier terminated pursuant to the provisions of this Agreement or the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 5:00 p.m. Eastern Time on the day preceding the tenth anniversary of the Date of Grant (the "Expiration Date").

         5. TERMINATION OF SERVICE. In the event of the termination of the Optionee's service relationship (whether as an employee, director or consultant) with the Company or an Affiliate before the Optionee has exercised the Option in full or the Option has terminated pursuant to Paragraph 4, the following rules shall apply:

                  (a) Cause. If the Optionee is removed as a director of the Company for "cause" (within the meaning of the Company's Restated Certificate of Incorporation and By-laws or the provisions of the General Corporation Law of the State of Delaware), the unvested portion of the Option shall immediately terminate, and the vested portion of the Option shall remain exercisable for one (1) month following the Optionee's date of termination and shall not be exercisable after the end of such one-month period; provided, that if the Optionee is removed for cause on account of one or more acts of fraud, embezzlement or misappropriation committed by the Optionee, the unvested and vested portions of the Option shall immediately terminate.

                  (b) Retirement. If the Optionee's service relationship is voluntarily terminated by the Optionee at any time (i) following the attainment of age 55 with ten (10) years of service with the Company or any Affiliate or (ii) pursuant to a mandatory retirement program for non-employee directors of the Company, then the Option shall fully vest and become immediately exercisable, and shall remain exercisable for five (5) years following the Optionee's date of termination and shall not be exercisable after the end of such five-year period; provided, that if the Company has given the Optionee notice that his or her service relationship is being terminated under the circumstances described in Paragraph 5(a) above prior to the Optionee's election to terminate under this Paragraph 5(b), then the provisions of Paragraph 5(a) shall be controlling.

                  (c) Disability. If the Optionee's service relationship is terminated as a result of the Optionee's Disability (as defined in the Plan), then the Option shall fully vest and become immediately exercisable, and shall remain exercisable for three (3) years following the Optionee's date of termination and shall not be exercisable after the end of such three-year period.

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                  (d) Death. If the Optionee's service relationship is
         terminated as a result of the Optionee's death, then the Option shall fully vest and become immediately exercisable, and shall remain exercisable by the Optionee's designated beneficiary or, if there is no designated beneficiary, the Optionee's Survivors for three (3) years following the Optionee's date of death and shall not be exercisable after the end of such three-year period.

                  (e) Not Re-elected as a Director. If the Optionee's service relationship is terminated because (i) the Optionee is not nominated by the Company's Board of Directors to stand for re-election at an annual stockholders' meeting at which directors are to be elected, (ii) having been nominated for re-election, is not re-elected by the stockholders at such stockholders' meeting, (iii) having been re-elected by fewer than a majority "for" votes of the votes cast by the stockholders at such stockholders' meeting in an uncontested election of directors, the Optionee's offer to resign from the Board of Directors is accepted by the Board of Directors, or (iv) any similar events that result in the Optionee ceasing to serve as a director of the Company, the Option shall fully vest and become immediately exercisable and shall remain exercisable for three (3) years following the Optionee's date of termination and shall not be exercisable after the end of such three-year period; provided, that if at the time the Optionee ceases to be a director of the Company under this Paragraph 5(e), the Optionee satisfies the age and service requirements described in Paragraph 5(b), then the provisions of Paragraph 5(b) shall be controlling.

                  (f) Merger, Reorganization. If the Optionee's service relationship is terminated by the Company as a result of any corporate reorganization, merger or consolidation of the Company or because of a reduction in the size of the Board of Directors, then the Option shall fully vest and become immediately exercisable, and shall remain exercisable for three (3) years following the Optionee's date of termination and shall not be exercisable after the end of such three-year period; provided that if at the time the Optionee ceases to be a director of the Company under this Paragraph 5(f), the Optionee satisfies the age and service requirements described in Paragraph 5(b), then the provisions of Paragraph 5(b) shall be controlling.

                  (g) Certain Resignations. If the Optionee's service relationship is voluntarily terminated by the Optionee (i) for medical reasons, (ii) to accept a position with any federal, state or local government or any agency thereof, (iii) on the advice of counsel, due to a conflict of interest or (iv) in the discretion of the Administrator, for any reason the Administrator determines to be similar to the foregoing, then the Option shall fully vest and become immediately exercisable and shall remain exercisable for three (3) years following the Optionee's date of termination and shall not be exercisable after the end of such three-year period.

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                  (h) Other. If the Optionee's service relationship is
         terminated other than under any of the circumstances described in Paragraphs 5(a) through 5(g) above, then the unvested portion of the Option shall immediately terminate (subject to Paragraph 6 below), and the vested portion of the Option shall remain exercisable for three (3) months following the Optionee's date of termination and shall not be exercisable after the end of such three-month period; provided, that if the Optionee's service relationship is terminated by the Company other than under the circumstances described in Paragraphs 5(a), 5(c) or 5(d) above, and at the time the Optionee ceases to be a director of the Company, the Optionee satisfies the age and service requirements described in Paragraph 5(b), then the provisions of Paragraph 5(b) shall be controlling.

         Notwithstanding anything to the contrary in this Paragraph 5, in no event shall any portion of this Option remain exercisable after the Expiration Date. If the Optionee is a party to any employment or consulting agreement with the Company or any of its Affiliates, and such agreement provides for treatment of the Option that is inconsistent with the provisions of this Paragraph 5, the more favorable provisions shall control. A change in status of an Optionee within or among the Company and its Affiliates shall not affect the Option, except that a change in status from employee of the Company or an Affiliate to a consultant of the Company or an Affiliate shall be treated and have the same effect as if the Optionee had ceased to be an employee, director or consultant of the Company or any Affiliate, unless the Administrator determines otherwise.

         6. CHANGE IN CONTROL; DISSOLUTION AND LIQUIDATION. In the event a Change in Control (as defined in the Plan) has occurred, the unvested portion of the Option shall fully vest and become exercisable upon the earlier of (i) the expiration of the one-year period immediately following the Change in Control, provided that the Optionee's service relationship with the Company has not been terminated or (ii) the termination of the Optionee's service relationship by the Company under the circumstances described in Paragraph 5(h). Upon the dissolution or liquidation of the Company, the Option shall terminate; provided that to the extent the Option has not yet terminated pursuant to Paragraph 4 or Paragraph 5, (i) the Optionee or the Optionee's Survivors shall have the right immediately prior to such dissolution or liquidation to exercise the Option to the extent that the Option is then currently vested and exercisable, and (ii) if a Change in Control shall have occurred within the twelve months immediately prior to the date of such liquidation or dissolution, the Optionee or the Optionee's Survivors shall have the right immediately prior to such dissolution and liquidation to exercise the Option in full whether or not the Option is otherwise vested and exercisable as of such date.

         7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised through an approved broker/dealer by written notice on such form as is provided by the Company or pursuant

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to other procedures established by the Company. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed (whether or not in electronic form) by the person exercising the Option. Payment of the exercise price for such Shares shall be made (a) in United States dollars in cash or by check or by wire transfer to the Company,
(b) at the discretion of the Administrator, in accordance with procedures established by the Company, by delivery of Shares, having a fair market value equal as of the date of the exercise to the exercise price, (c) at the discretion of the Company, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, (d) through such other method of payment approved by the Company, (e) at the discretion of the Company, by any combination of (a),(b),(c), and (d) above. The Company shall deliver a certificate or certificates (or other evidence of ownership) representing such Shares as soon as practicable after the notice, the exercise price and any required withholding taxes have been received by the Company, provided, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary or appropriate under any applicable law (including, without limitation, state securities or "blue sky" laws) and such Shares shall be subject to such restrictions as the Administrator may determine in accordance with the Plan. The certificate or certificates (or other evidence of ownership) representing the Shares as to which the Option shall have been so exercised shall be registered in the name of the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         8. PARTIAL EXERCISE. Exercise of vested Options in accordance with this Agreement may be made in whole or in part at any time and from time to time, except that no fractional Share shall be issued pursuant to the Option.

         9. NON-ASSIGNABILITY. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or as may be permitted under policies that may be adopted from time to time by the Administrator in its sole discretion. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee (or, in the event of legal incapacity or incompetency, by the Optionee's guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Paragraph 9, or the levy of any attachment or similar process upon the Option or such rights shall be null and void.

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         10.      NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until the issuance of the Shares. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

         11. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to Shares subject to the Option and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         12. TAXES. Upon exercise of the Option, the Optionee shall be required to pay to the Company the amount of any applicable federal, state and local withholding taxes due as a result of such exercise. The Optionee agrees that the Company may withhold from the Optionee's remuneration, if any, the appropriate amount of federal, state and local withholding attributable to such amount that the Company believes it is obligated to withhold under the Code, including, but not limited to, income and employment taxes. Subject to the right of the Administrator to disapprove any such election and require the Optionee to pay the required withholding taxes in cash, the Optionee shall have the right to elect to pay the withholding taxes with Shares to be received upon exercise of the Option, in accordance with procedures to be established by the Administrator. Unless the Company shall permit another valuation method to be elected by the Optionee, Shares used to pay any required withholding tax shall be valued at the average of the high and low trading price of a Share as reported on the New York Stock Exchange on the date the withholding tax becomes due. Any election to pay withholding taxes with Shares must be made on or prior to the date the withholding tax becomes due and shall be irrevocable once made. Any such election must be in conformity with the conditions established by the Company from time to time. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Optionee shall reimburse the Company, in cash, for the amount under-withheld within thirty (30) days after the Company has given the Optionee notice of such under-withheld amount.

         13. NO OBLIGATION TO MAINTAIN RELATIONSHIP OR GRANT OPTIONS. The Company is not by the Plan or this Option obligated to continue the Optionee as an employee, director or consultant of the Company. The Optionee also agrees and acknowledges that grants of Options under the Plan are discretionary and any grant of Options under the Plan does not imply any obligation on the part of the Company to make any future option grants.

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         14.      NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:      Time Warner Inc.
                                 One Time Warner Center
                                 New York, NY  10019
                                 Attn: Senior Vice President-Global Compensation and Benefits

         If to the Optionee:     at the most recent address information set
                                 forth in the Company's records;

or such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of the receipt, one business day following delivery to a nationally recognized overnight courier service or three business days following mailing by registered or certified mail.

         15. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws. The parties further agree that any and all disputes related to the subject matter of this Agreement shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York, and the parties hereby irrevocably submit to the jurisdiction of any such court and irrevocably agree that venue for any such action shall be only in any such court.

         16. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         17. ENTIRE AGREEMENT. This Agreement, together with the Notice and the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement or the Notice shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement or the Notice; provided, that this Agreement and the Notice shall be subject to and governed by the Plan, and in the event of any inconsistency between the provisions of this Agreement or the Notice and the provisions of the Plan, the provisions of the Plan shall govern.


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         18.      MODIFICATIONS AND AMENDMENTS. The terms and provisions of this
Agreement and the Notice may be modified or amended as provided in the Plan.

         19. WAIVERS AND CONSENTS. Except as provided in the Plan, the terms and provisions of this Agreement and the Notice may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement or the Notice, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         20. REFORMATION; SEVERABILITY. If any provision of this Agreement or the Notice (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason,
(i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits of the parties provided by, this Agreement, the Notice and the Plan or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement or the Notice and an equitable adjustment shall be made to this Agreement or the Notice (including, without limitation, addition of necessary further provisions) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect the legality, validity or enforceability of any other provision of this Agreement, the Notice or the Plan.

         21. ENTRY INTO FORCE. By entering into this Agreement, the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. This Agreement shall not constitute a valid and binding obligation of the Company to the Optionee until signed or electronically acknowledged and agreed to by the Optionee.

         22. DEFINED TERMS. Any terms used but not defined herein shall have the meanings given to such terms in the Plan.